EXHIBIT 3.2

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                                     BYLAWS
                                       OF
                               KRANEM CORPORATION


                                    ARTICLE I
                                     OFFICES

Section l.  Offices:

         The principal office of the Corporation shall be determined by the Board of Directors, and the Corporation shall have other offices at such places as the Board of Directors may from time to time determine.

                                  ARTICLE II
                            STOCKHOLDER'S MEETINGS

Section l.  Place:

         The place of stockholders' meetings shall be the principal office of the Corporation unless another location shall be determined and designated from time to time by the Board of Directors.

Section 2.  Annual Meeting:

         The annual meeting of the stockholders of the Corporation for the election of directors to succeed those whose terms expire, and for the transaction of such other business as may properly come before the meeting, shall be held each year on a date to be determined by the Board of Directors.

Section 3.  Special Meetings:

         Special meetings of the stockholders for any purpose or purposes may be called by the President, the Board of Directors, or the holders of ten percent (l0%) or more of all the shares entitled to vote at such meeting, by the giving of notice in writing as hereinafter described.

Section 4.  Voting:

         At all meetings of stockholders, voting may be viva voce; but any qualified voter may demand a stock vote, whereupon such vote shall be taken by ballot and the Secretary shall record the name of the stockholder voting, the number of shares voted, and, if such vote shall be by proxy, the name of the proxy holder. Voting may be in person or by proxy appointed in writing, manually signed by the stockholder or his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided therein.



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     Each  stockholder  shall  have  such  rights  to  vote as the  Articles  of
Incorporation provide for each share of stock registered in his name on the books of the Corporation, except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date, not to
exceed,   in  any  case,  fifty  (50)  days  preceding  the  meeting,   for  the
determination of stockholders entitled to vote. The Secretary of the Corporation shall make, at least ten (l0) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (l0) days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

Section 5.  Order of Business:

         The order of business at any meeting of stockholders shall be as follows:

         l.   Calling the meeting to order.

         2.   Calling of roll.

         3.   Proof of notice of meeting.

         4. Report of the Secretary of the stock represented at the meeting and the existence or lack of a quorum.

         5. Reading of minutes of last previous meeting and disposal of any unapproved minutes.

         6.   Reports of officers.

         7.   Reports of committees.

         8.   Election of directors, if appropriate.

         9.   Unfinished business.

         10   New business.

         11.  Adjournment.

         12. To the extent that these Bylaws do not apply, Roberts' Rules of Order shall prevail.



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Section 6.  Notices:

         Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (l0) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 7.  Quorum:

         A quorum at any annual or special meeting shall consist of the representation in person or by proxy of one-third in number of shares of the outstanding capital stock of the Corporation entitled to vote at such meeting. In the event a quorum be not present, the meeting may be adjourned by those present for a period not to exceed sixty (60) days at any one adjournment; and no further notice of the meeting or its adjournment shall be required. The stockholders entitled to vote, present either in person or by proxy at such adjourned meeting, shall, if equal to a majority of the shares entitled to vote at the meeting, constitute a quorum, and the votes of a majority of those present in numbers of shares entitled to vote shall be deemed the act of the shareholders at such adjourned meeting.

                                   ARTICLE III
                               BOARD OF DIRECTORS

Section l.  Organization and Powers:

    The Board of Directors shall constitute the policy-making or legislative authority of the Corporation. Management of the affairs, property, and business of the Corporation shall be vested in the Board of Directors, which shall consist of not less than one nor more than ten members, who shall be elected at the annual meeting of stockholders by a plurality vote for a term of one (l) year, and shall hold office until their successors are elected and qualify. The number of directors shall be established from time-to-time by a resolution of the directors. Directors need not be stockholders. Directors shall have all powers with respect to the management, control, and determination of policies of the Corporation that are not limited by these Bylaws, the Articles of Incorporation, or by statute, and the enumeration of any power shall not be considered a limitation thereof.



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Section 2.  Vacancies:

      Any vacancy in the Board of Directors, however caused or created, shall be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board, or at a special meeting of the stockholders called for that purpose. The directors elected to fill vacancies shall hold office for the unexpired term and until their successors are elected and qualify.

Section 3.  Regular Meetings:

      A regular meeting of the Board of Directors shall be held, without other notice than this Bylaw, immediately after and at the same place as the annual meeting of stockholders or any special meeting of stockholders at which a director or directors shall have been elected. The Board of Directors may provide by resolution the time and place, either within or without the State of Colorado, for the holding of additional regular meetings without other notice than such resolution.

Section 4.  Special Meetings:

      Special meetings of the Board of Directors may be held at the principal office of the Corporation, or such other place as may be fixed by resolution of the Board of Directors for such purpose, at any time on call of the President or of any member of the Board, or may be held at any time and place without notice, by unanimous written consent of all the members, or with the presence and participation of all members at such meeting. A resolution in writing signed by all the directors shall be as valid and effectual as if it had been passed at a meeting of the directors duly called, constituted, and held.

Section 5.  Notices:

    Notices of both regular and special meetings, save when held by unanimous consent or participation, shall be mailed by the Secretary to each member of the Board not less than three days before any such meeting and notices of special meetings may state the purposes thereof. No failure or irregularity of notice of any regular meeting shall invalidate such meeting or any proceeding thereat.

Section 6.  Quorum and Manner of Acting:

      A quorum for any meeting of the Board of Directors shall be a majority of the Board of Directors as then constituted. Any act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any action of such majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board, shall always be as valid and effective in all respects as if otherwise duly taken by the Board of Directors.


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Section 7.  Executive Committee:

      The Board of Directors may by resolution of a majority of the Board designate two (2) or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation; but the designation of such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed on it or him by law.

Section 8.  Order of Business:

      The order of business at any regular or special meeting of the Board of Directors, unless otherwise prescribed for any meeting by the Board, shall be as follows:

      l.      Reading and disposal of any unapproved minutes.

      2.      Reports of officers and committees.

      3.      Unfinished business.

      4.      New business.

      5.      Adjournment.

      6. To the extent that these Bylaws do not apply, Roberts' Rules of Order shall prevail.

Section 9.  Remuneration:

      No stated salary shall be paid to directors for their services as such, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board. Members of special or standing committees may be allowed like compensation for attending meetings. Nothing herein contained shall be construed to preclude any director from receiving compensation for serving the Corporation in any other capacity, subject to such resolutions of the Board of Directors as may then govern receipt of such compensation.

                                   ARTICLE IV
                                    OFFICERS

Section l.  Titles:

      The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer, who shall be elected by the directors at their first meeting following the annual meeting of stockholders. Such officers shall hold office until removed by the Board of


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Directors  or until their  successors  are elected and  qualify.  The Board of
Directors may appoint from time to time such other officers as it deems desirable who shall serve during such terms as may be fixed by the Board at a duly held meeting. The Board, by resolution, shall specify the titles, duties and responsibilities of such officers.

Section 2.  President:

      The President shall preside at all meetings of stockholders and, in the absence of a, or the, Chairman of the Board of Directors, at all meetings of the directors. He shall be generally vested with the power of the chief executive officer of the Corporation and shall countersign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors or required by law. He shall make reports to the Board of Directors and stockholders and shall perform such other duties and services as may be required of him from time to time by the Board of Directors.

Section 3.  Vice President:

      The Vice President shall perform all the duties of the President if the President is absent or for any other reason is unable to perform his duties and shall have such other duties as the Board of Directors shall authorize or direct.

Section 4.  Secretary:

      The Secretary shall issue notices of all meetings of stockholders and directors, shall keep minutes of all such meetings, and shall record all proceedings. He shall have custody and control of the corporate records and books, excluding the books of account, together with the corporate seal. He shall make such reports and perform such other duties as may be consistent with his office or as may be required of him from time to time by the Board of Directors.

Section 5.  Treasurer:

      The Treasurer shall have custody of all moneys and securities of the Corporation and shall have supervision over the regular books of account. He shall deposit all moneys, securities, and other valuable effects of the Corporation in such banks and depositories as the Board of Directors may designate and shall disburse the funds of the Corporation in payment of just debts and demands against the Corporation, or as they may be ordered by the Board of Directors, shall render such account of his transactions as may be required of him by the President or the Board of Directors from time to time and shall otherwise perform such duties as may be required of him by the Board of Directors.

      The Board of Directors may require the Treasurer to give a bond indemnifying the Corporation against larceny, theft, embezzlement, forgery, misappropriation, or any other act of fraud or dishonesty resulting from his duties as Treasurer of the Corporation, which bond shall be in such amount as appropriate resolution or resolutions of the Board of Directors may require.


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Section 6.  Vacancies or Absences:

      If a vacancy in any office arises in any manner, the directors then in office may choose, by a majority vote, a successor to hold office for the unexpired term of the officer. If any officer shall be absent or unable for any reason to perform his duties, the Board of Directors, to the extent not otherwise inconsistent with these Bylaws, may direct that the duties of such officer during such absence or inability shall be performed by such other officer or subordinate officer as seems advisable to the Board.

Section 7.  Compensation:

      No officer shall receive any salary or compensation for his services unless and until the Board of Directors authorizes and fixes the amount and terms of such salary or compensation.

                                  ARTICLE V
                                    STOCK

Section 1.  Regulations:

      The Board of Directors shall have power and authority to take all such rules and regulations as they deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Corporation. The Board of Directors may appoint a Transfer Agent and/or a Registrar and may require all stock certificates to bear the signature of such Transfer Agent and/or Registrar.

Section 2.  Restrictions on Stock:

      The Board of Directors may restrict any stock issued by giving the Corporation or any stockholder "first right of refusal to purchase" the stock, by making the stock redeemable or by restricting the transfer of the stock, under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the Articles of Incorporation or by statute. Any stock so restricted must carry a stamped legend setting out the restriction or conspicuously noting the restriction and stating where it may be found in the records of the Corporation.

                                   ARTICLE VI
                             DIVIDENDS AND FINANCES

Section l.  Dividends:

      Dividends may be declared by the directors and paid out of any funds legally available therefor, as may be deemed advisable from time to time by the Board of Directors of the Corporation. Before declaring any dividends, the Board of Directors may set aside out of net profits or earned or other surplus such sums as the Board may think proper as a reserve fund to meet contingencies or for other purposes deemed proper and to the best interests of the Corporation.


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Section 2.  Monies:

      The monies, securities, and other valuable effects of the Corporation shall be deposited in the name of the Corporation in such banks or trust companies as the Board of Directors shall designate and shall be drawn out or removed only as may be authorized by the Board of Directors from time to time.

Section 3.  Fiscal Year:

      The Board of Directors by resolution shall determine the fiscal year of the Corporation.

                                   ARTICLE VII
                                   AMENDMENTS

      These Bylaws may be altered, amended, or repealed by the Board of Directors by resolution of a majority of the Board.

                                  ARTICLE VIII
                                 INDEMNIFICATION

      The Corporation shall indemnify any and all of its directors or officers, or former directors or officers, or any person who may have served at its request as a director or officer of another corporation in which this Corporation owns shares of capital stock or of which it is a creditor and the personal representatives of all such persons, against expenses actually and necessarily incurred in connection with the defense of any action, suit, or proceeding in which they, or any of them, were made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer or person shall have been adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of any duty owed to the Corporation. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, independently of this Article, by law, under any Bylaw agreement, vote of stockholders, or otherwise.

                                  ARTICLE IX
                            CONFLICTS OF INTEREST

      No contract or other transaction of the Corporation with any other persons, firms or corporations, or in which the Corporation is interested, shall be affected or invalidated by the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such other firm or corporation; or by the fact that any director or officer of the Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction.




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